UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 17, 2014

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, HCC Insurance Holdings, Inc. (the “Company”) announced that Craig J. Kelbel, Executive Vice President, Accident & Health, had given notice to the Company of his retirement, effective January 31, 2015 (the “Retirement Date”). On the Retirement Date, Mr. Kelbel will cease to be an officer of the Company and its subsidiaries. A copy of the press release announcing Mr. Kelbel’s retirement is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and incorporated herein in its entirety by reference thereto.

In connection with the announcement of Mr. Kelbel’s retirement, the Company and Mr. Kelbel entered into an amendment to his Employment Agreement, dated December 17, 2014 (the “Amendment”).  The Amendment provides for an increase, from $75,000 per year to $300,000 per year, in the amount of the consulting fees due to Mr. Kelbel during the first year following his retirement. The foregoing summary is qualified in its entirety by reference to the Amendment, which is attached to this Current Report as Exhibit 10.1 and incorporated herein in its entirety by reference thereto.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit
10.1	Third Amendment to Employment Agreement, dated December 17, 2014, by and between HCC Insurance Company Holdings, Inc. and Craig J. Kelbel.
99.1	Press Release, dated December 17, 2014, announcing the retirement of Craig J. Kelbel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  December 17, 2014